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                                                                 Exhibit 10.5(a)


                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------

     This Amendment made as of the 5th day of November, 1999, to an Employment Agreement made as of the 8th day of January, 1998 between EG&G, Inc., now PerkinElmer, Inc., a Massachusetts corporation (hereinafter called the "Company"), and Gregory L. Summe (hereinafter referred to as the "Employee").

                                  WITNESSETH:
                                  -----------

     WHEREAS, the Employee and the Company entered into an Employment Agreement dated as of the 8th day of January, 1998; and

     WHEREAS, the Employee and the Company wish to amend said Employment Agreement; and

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows, effective as of the date hereof:

     1. Paragraph 6(a)(iv) of the Employment Agreement is hereby amended to read in its entirety as follows:

              Paragraph 5g shall be amended to read in its entirety as follows:

              "Notwithstanding the foregoing provisions, if, within 36 months following the occurrence of a Change in Control, the Employee's employment by the Company is terminated (A) by the Company other than for Cause, which shall not include any failure to perform his duties hereunder after giving notice or termination for Good Reason, disability or death or (B) by the Employee for Good Reason, (1) the Company shall pay to the Employee, on the date of his employment termination, a lump sum cash payment in an amount equal to the sum of (x) his unpaid base salary through the date of termination, (y) pro rata portion of prior year's bonus and (z) his Full Salary (as defined below) multiplied by three and (2) the Employee shall for 36 months



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                       Amendment to Employment Agreement


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          following the occurrence of the Change in Control be eligible to participate in all employee benefit plans and arrangements of the Company (such as life, health and disability insurance and automobile arrangements but excluding incentive arrangements and grants of stock options) to the same extent (including coverage of dependents, if any) and upon the same terms as were in effect immediately prior to his termination. For purposes of this Agreement, "Full Salary" shall mean the Employee's annual base salary, plus the amount of any bonus or incentive payments received by the Employee with respect to the last full fiscal year of the Company for which all bonus or incentive payments to be made have been made. Payments under this Paragraph 5f shall be made without regard to whether the deductibility of such payments (or any other "parachute payments," as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), to or for the benefit of the Employee) would be limited or precluded by Section 280G and without regard to whether such payments (or any other "parachute payments" as so defined in said Section 280G) would subject the Employee to the federal excise tax levied on certain "excess parachute payments" under Section 4999 of the Code (the "Excise Tax"). In addition, the Employee shall be entitled to receive a payment (the "Gross-Up Payment") which shall be an amount equal to the sum of (a) the Excise Tax imposed on any parachute payment, whether or not payable under this Agreement, and (b) the amount necessary to pay all additional taxes imposed on (or economically borne by) the Employee (including the Excise Tax, state and federal income taxes and all applicable withholding taxes) attributable to the receipt of the Gross-Up Payment, computed assuming the application of the maximum tax rates provided by law, so that after the payment of all applicable income taxes and excise taxes, the Employee will be in the same economic position in which he would have been if the Excise Tax had not been applicable. The determination of the Gross-Up Payment shall be made


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                       Amendment to Employment Agreement


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              at the Company's expense by Arthur Andersen & Co. or by such other certified public accounting firm as the Board of Directors of the Company may designate prior to a Change in Control of the Company. In the event of any underpayment or overpayment under this Paragraph 5g as determined by Arthur Andersen & Co. (or such other firm as may have been designated in accordance with the preceding sentence), the amount of such underpayment or overpayment shall forthwith be paid to the Employee or refunded to the Company, as the case may be, with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code."

     2. Except as provided above, the Employment Contract shall continue in full force and effect.

     IN WITNESS WHEREOF, the Company has caused its seal to be hereunto affixed and these presents to be signed by its proper officers, and the Employee has hereunto set his hand and seal the day and year first above written.

(SEAL)                             PerkinElmer, Inc.


                                   By: /s/ Terrance L. Carlson
                                       ----------------------------------------
                                   Terrance L. Carlson
                                   SVP, Business Development & General
                                   Counsel


                                   Employee: /s/ Gregory L. Summe
                                       ----------------------------------------




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                       Amendment to Employment Agreement

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Agreement made as of the 8th day of January, 1998, between EG&G, Inc., a Massachusetts corporation (hereinafter called the "Company"), and Gregory
     L. Summe of Phoenix, Arizona (hereinafter referred to as the "Employee").

                                  WITNESSETH:
                                  -----------
     WHEREAS, the Employee will be employed in a management position with the Company; and

     WHEREAS, the Employee hereby agrees to continue to perform such services and duties of a management nature as shall be assigned to him; and

     NOW, THEREFORE, in consideration of the sum of One Dollar, and of the mutual covenants herein contained, the parties agree as follows:

1.   a)   Except as hereinafter otherwise provided, the Company agrees to employ the Employee in a management position with the Company, and the Employee agrees to remain in the employment of the Company in that capacity for a period of three years from the date hereof and for three year terms thereafter until such time as this Agreement is terminated.

     b) The Company will, during each year of the term of this Agreement, place in nomination before the Board of Directors of the Company the name of the Employee for election as an Officer of the Company except when a notice of termination has been given in accordance with Paragraph 5(b).

2. The Employee agrees that, during the specified period of employment, he shall, to the best of his ability, perform his duties, and shall not engage in any business, profession or occupation which would conflict with the rendition of the agreed upon services, either directly or indirectly, without the prior approval of the Board of Directors.

3. During the period of his employment under this Agreement, the Employee shall be compensated for his services as follows:

     a) Except as otherwise provided in this Agreement, he shall be paid a salary during the period of this Agreement at a base rate to be determined by the Company on an annual basis. Except as Provided in Subparagraph 3d, such annual base salary shall under no circumstances be fixed at a rate below the annual base rate then currently in effect;

     b) He shall be reimbursed for any and all monies expended by him in connection with his employment for reasonable and necessary expenses on behalf of the Company in accordance with the policies of the Company then in effect;

     c) He shall be eligible to participate under any and all bonus, benefit, pension, compensation, and option plans which are, in accordance with company policy, available to persons in his position (within the limitation as stipulated by such plans). Such eligibility shall not automatically entitle him to participate in any such plan;

     d) If, because of adverse business conditions or for other reasons, the Company at any time puts into effect salary reductions applicable to all management employees of the Company generally, the salary payments required to be made under this Agreement to the Employee during any period in which such general reduction is in effect may be reduced by the same percentage as is applicable to all management employees of the Company generally. Any benefits made available



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


          to the Employee which are related to base salary shall also be reduced in accordance with any salary reduction.

4.   a)   During the period of his employment by the Company or for any period which the Company shall continue to pay the Employee his salary under this Agreement, whichever shall be the longer, the Employee shall not directly or indirectly own, manage, control, operate, be employed by, participate in or be connected with the ownership, management, operation or control of any business which competes with the Company or its subsidiaries, provided, however, that the foregoing shall not apply to ownership of stock in a publicly held corporation which ownership is disclosed to the Board of Directors nor shall it apply to any other relationship which is disclosed to and approved by the Board of Directors.

     b) During the period of his employment by the Company and two years following the Company's last payment of salary to him, the Employee shall not utilize or disclose to others any proprietary or confidential information of any type or description which term shall be construed to mean any information developed or identified by the Company which is intended to give it an advantage over its competitors or which could give a competitor an advantage if obtained by it. Such information includes, but is not limited to, product or process design, specifications, manufacturing methods, financial or statistical information about the Company, marketing or sales information about the Company, sources of supply, lists of customers, and the Company's plans, strategies, and contemplated actions.

     c) During the period of his employment by the Company or for any period during which the Company shall continue to pay the Employee his salary under this Agreement, whichever shall be longer, the Employee shall not in any way whatsoever aid or assist any party seeking to cause, initiate or effect a Change in Control of the Company as defined in Paragraph 6 without the prior approval of the Board of Directors.

5. Except for the Employee covenants set forth in Paragraph 4 which covenants shall remain in effect for the periods stated therein, and subject to Paragraph 6, this Agreement shall terminate upon the happening of any of the following events and (except as provided herein) all of the Company's obligations under this Agreement, including, but not limited to, making payments to the Employee shall cease and terminate:

     a) On the effective date set forth in any resignation submitted by the Employee and accepted by the Company, or if no effective date is agreed upon, the date of receipt of such letter;

     b) Three years after written notice of termination is given by either party to the other party;

     c) At the end of the month in which the Employee shall have attained the age of sixty-five years;

     d)   At the death of the Employee;

     e) At the termination of the Employee for cause. As used in the Agreement, the term "cause" shall mean:

          i)   Misappropriating any funds or property of the Company;

          ii) Unreasonable refusal to perform the duties assigned to him under this Agreement;

          iii) Conviction of a felony;

          iv) Violation of the Employee's covenants as set forth in Paragraph 4 above; or


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          v)   Continued failure by the Employee to observe any of the
               provisions of this Agreement after being informed of such breach.

     f)   At termination of the Employee by the Company without cause.

     g) Twelve months after written notice of termination is given by the Company to the Employee based on a determination by the Board of Directors that the Employee is disabled (which, for purposes of this Agreement, shall mean that the Employee is unable to perform his regular duties, with such determination to be made by the Board of Directors, in reliance upon the opinion of the Employee's physician or upon the opinion of one or more physicians selected by the Company). Such notice shall be given by the Company to the Employee on the 184th day of continuous disability of the Employee. Notwithstanding the foregoing, if, during the twelve-month notice period referred to above, the Employee is no longer disabled and is able to return to work, such notice of employment termination shall be rescinded, and the employment of the Employee shall continue in accordance with the terms of this Agreement. During the first 184 days of continuous disability of the Employee, the Company will make periodic payments to the Employee in an amount equal to the difference between his base salary and the benefits provided by the Company's Short-Term Disability Income Plan. During the twelve-month notice period following 184 days of continuous disability, the Company will make periodic payments to the Employee in an amount equal to the difference between his base salary and the benefits provided by the Company's Long-Term Disability Plan. If the employment of the Employee terminates at the end of such twelve-month notice period, the Company will make periodic payments to the Employee in an amount equal to the difference between his base pay and the post-employment benefits provided to him under the Company's Long-Term Disability Plan. Due to the fact that payments to the Employee under the Company's Long-Term Disability Plan are not subject to federal income taxes, the payments to be made directly by the Company pursuant to the two preceding sentences shall be reduced such that the total amount received by the Employee (from the Company and from the Long-Term Disability Plan), after payment of any income taxes, is equal to the amount that the Employee would have received had he been paid his base salary, after payment of any income taxes on such base salary.

     h) Notwithstanding the foregoing provisions, in the event of the termination of the Employee by the Company without cause, the Employee shall, until the expiration of his then current employment term or three years from the date of such termination, whichever is later, (i) continue to receive his Full Salary (as defined below), which shall be payable in accordance with the payment schedule in effect immediately prior to his employment termination, and (ii) continue to be entitled to participate in all employee benefit plans and arrangements of the Company (such as life, health and disability insurance and automobile arrangements) to the same extent (including coverage of dependents, if any) and upon the same terms as were in effect immediately prior to his termination. For purposes of this Agreement, "Full Salary" shall mean the Employee's annual base salary, plus the amount of any bonus or incentive payments received by the Employee with respect to the last full fiscal year of the Company for which all bonus or incentive payments to be made have been made.

6.   a)   In the event that there is a Change in Control of the Company (as defined below), the provisions of this Agreement shall be amended as follows:

          i)   Paragraph 1a shall be amended to read in its entirety as follows:

               "Except as hereinafter otherwise provided, the Company agrees to continue to employ the Employee in a management position with the Company, and the Employee agrees to remain in the employment in the Company in that capacity, for a period of five (5) years less one day from the date of the Change in Control. Except as provided in Paragraph 3d, the Employee's salary as set forth in Paragraph 3a and his other employee benefits, pursuant to the plans described in Paragraph 3c shall not be decreased during such period."


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          ii)  Paragraph 5a shall be amended by the addition of the following provision at the end of such paragraph:

               ", provided that the Employee agrees not to resign, except for Good Reason (as defined below), during the one-year period following the date of the Change in Control."

          iii) Paragraph 5b shall be deleted in its entirety.

          iv)  Paragraph 5h shall be amended to read in its entirety as follows:

               "Notwithstanding the foregoing provisions, in the event of the termination of the Employee by the Company without cause, or the resignation of the Employee for Good Reason, the Employee shall
               (i) receive, on the date of his employment termination, a cash payment in an amount equal to his Full Salary (as defined below) multiplied by the number of years (including any portions thereof) remaining until the expiration of his then current employment term or five years from the date of such termination, whichever is later (it being agreed that such amount shall not be discounted based upon the present value of such amount), and (ii) continue to be entitled to participate in all employee benefit plans and arrangements of the Company (such as life, health and disability insurance and automobile arrangements) to the same extent (including coverage of dependents, if any) and upon the same terms as were in effect immediately prior to his termination. For purposes of this Agreement, "Full Salary" shall mean the Employee's annual base salary, plus the amount of any bonus or incentive payments received by the Employee with respect to the last full fiscal year of the Company for which all bonus or incentive payments to be made have been made. Payments under this Paragraph 5h shall be made without regard to whether the deductibility of such payments (or any other "parachute payments," as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), to or for the benefit of the Employee) would be limited or precluded by
               Section 280G and without regard to whether such payments (or any other "parachute payments" as so defined) would subject the Employee to the federal excise tax levied on certain "excess parachute payments" under Section 4999 of the Code; provided that if the total of all "parachute payments" to or for the benefit of the Employee, after reduction for all federal, state and local taxes (including the tax described in Section 4999 of the Code, if applicable) with respect to such payments (the "Total After-Tax Payments"), would be increased by the limitation or elimination of any payment under this Paragraph 5h, amounts payable under this Paragraph 5h shall be reduced to the extent, and only to the extent, necessary to maximize the Total After-Tax Payments. The determination as to whether and to what extent payments under this Paragraph 5h are required to be reduced in accordance with the preceding sentence shall be made at the Company's expense by Arthur Andersen & Co. or by such other certified public accounting firm as the Board of Directors of the Company may designate prior to a Change in Control of the Company. In the event of any underpayment or overpayment under this Paragraph 5h as determined by Arthur Andersen & Co. (or such other firm as may have been designated in accordance with the preceding sentence), the amount of such underpayment or overpayment shall forthwith be paid to the Employee or refunded to the Company, as the case may be, with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code."

          v)   Paragraph 8 shall be amended to read in its entirety as follows:

               The Employee may pursue any lawful remedy he deems necessary or appropriate for enforcing his rights under this Agreement following a Change in Control of the Company, and all costs incurred by the Employee in connection therewith (including without limitation attorneys' fees) shall be promptly reimbursed to him by the


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


               Company, regardless of the outcome of such endeavor.

     b) For purposes of this Agreement, a "Change in Control of the Company" shall occur or be deemed to have occurred only if (i) any "person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (i) during any period of two consecutive years ending during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     c) For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events, except as provided in Paragraph 3d; (i) a reduction in the Employee's base salary as in effect on the date hereof or as the same may be increased from time to time; (ii) a failure by the Company to pay annual cash bonuses to the Employees in an amount at least equal to the most recent annual cash bonuses paid to the Employee; (iii) a failure by the Company to maintain in effect any material compensation or benefit plan in which the Employee participated immediately prior to the Change in Control, unless an equitable arrangement has been made with respect to such plan, or a failure to continue the Employee's participation therein on a basis not materially less favorable than existed immediately prior to the Change in Control; (iv) any significant and substantial diminution in the Employee's position, duties, responsibilities or title as in effect immediately prior to the Change in Control; (v) any requirement by the Company that the location at which the Employee performs his principal duties be changed to a new location outside a radius of 25 miles from the Employee's principal place of employment immediately prior to the Change in Control; or (vi) any requirement by the Company that the Employee travel on an overnight basis to an extent not substantially consistent with the Employee's business travel obligations immediately prior to the Change in Control. Notwithstanding the foregoing, the resignation shall not be considered to be for Good Reason if any such circumstances are fully corrected prior to the date of resignation.

7. Neither the Employee nor, in the event of his death, his legal representative, beneficiary or estate, shall have the power to transfer, assign, mortgage or otherwise encumber in advance any of the payments provided for in this Agreement, nor shall any payments nor assets or funds of the Company be subject to seizure for the payment of any debts, judgments, liabilities, bankruptcy or other actions.

8. Any controversy relating to this Agreement and not resolved by the Board of Directors and the Employee shall be settled by arbitration in the City of Boston, Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction, and the Board of Directors and Employee agree to be bound by the arbitration decision on any such controversy. Unless otherwise agreed by the parties hereto, arbitration will be by


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


     three arbitrators selected from the panel of the American Arbitration Association. The full cost of any such arbitration shall be borne by the Company.

9. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times by either party.

10. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally to the Employee or to the General Counsel of the Company or when mailed by registered or certified mail to the other party (if to the Company, at 45 William Street, Wellesley, Massachusetts 02481, attention General Counsel; if to the Employee, at the last known address of the Employee as set forth in the records of the Company).

11. This Agreement has been executed and delivered and shall be construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement is and shall be binding on the respective legal representatives or successors of the parties, but shall not be assignable except to a successor to the Company by virtue of a merger, consolidation or acquisition of all or substantially all of the assets of the Company. All previous employment contracts between the Employee and the Company or any of the Company's present or former subsidiaries or affiliates is hereby canceled and of no effect.

     IN WITNESS WHEREOF, the Company has caused its seal to be hereunto affixed and these presents to be signed by its proper officers, and the Employee has hereunto set his hand and seal the day and year first above written.

(SEAL)                          EG&G, INC.


                                By: /s/ Murray Gross
                                    -----------------------------------------
                                    Murray Gross
                                    Senior Vice President & General Counsel


                                Employee: /s/ Gregory L. Summe
                                          -----------------------------------



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